Consent of Independent Auditors


Oppenheimer World Bond Fund

We consent to the use in this Registration Statement of Oppenheimer World Bond Fund of our report dated November 20, 1998 included in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.



                                          /s/ KPMG LLP
                                          KPMG LLP

Denver, Colorado
February 24, 1999